                                                                     EXHIBIT 1.2

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                           PENN NATIONAL GAMING, INC.
                          (a Pennsylvania corporation)


                                  $175,000,000
                    8 7/8% Senior Subordinated Notes due 2010





                               PURCHASE AGREEMENT













Dated:  February 21, 2002





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                                TABLE OF CONTENTS

                                                                        PAGE

PURCHASE AGREEMENT.........................................................1


SECTION 1.   Representations and Warranties................................3

     (a) Representations and Warranties by the Company.....................3
          (i)   Compliance with Registration Requirements..................3
         (ii)   Incorporated Documents.....................................4
        (iii)   Independent Accountants....................................4
         (iv)   Financial Statements.......................................5
          (v)   No Material Adverse Change in Business.....................5
         (vi)   Good Standing of the Company...............................5
        (vii)   Good Standing of Subsidiaries..............................6
       (viii)   Capitalization.............................................6
         (ix)   Authorization of Agreement.................................6
          (x)   Authorization of the Indenture.............................6
         (xi)   Authorization of the Notes and Guarantees..................7
        (xii)   Description of the Securities and the Indenture............7
       (xiii)   Absence of Defaults and Conflicts..........................7
        (xiv)   Absence of Labor Dispute...................................8
         (xv)   Absence of Proceedings.....................................8
        (xvi)   Accuracy of Exhibits.......................................9
       (xvii)   Possession of Intellectual Property........................9
      (xviii)   Absence of Further Requirements............................9
        (xix)   Possession of Licenses and Permits.........................9
         (xx)   Title to Property.........................................10
        (xxi)   Compliance with Cuba Act..................................10
       (xxii)   Investment Company Act....................................10
      (xxiii)   Environmental Laws........................................10
       (xxiv)   Registration..............................................11
     (b) Officer's Certificates...........................................11

SECTION 2.   Sale and Delivery to the Underwriters; Closing...............11

     (a) Securities.......................................................11
     (b) Payment..........................................................12
     (c) Denominations; Registration......................................12

SECTION 3.   Covenants of the Issuers.....................................12

     (a) Compliance with Securities Regulations and Commission
             Requests.....................................................12
     (b) Filing of Amendments.............................................13

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                                                                        PAGE

     (c) Delivery of Registration Statements..............................13
     (d) Delivery of Prospectus...........................................13
     (e) Continued Compliance with Securities Laws........................13
     (f) Blue Sky Qualifications..........................................14
     (g) Rule 158.........................................................14
     (h) Use of Proceeds..................................................14
     (i) DTC 14
     (j) Restriction on Sale of Securities................................14
     (k) Reporting Requirements...........................................15

SECTION 4.   Payment of Expenses..........................................15

     (a) Expenses.........................................................15
     (b) Termination of Agreement.........................................15

SECTION 5.   Conditions of the Underwriters' Obligations..................15

     (a) Effectiveness of Registration Statement..........................15
     (b) Opinion of Counsel for the Company...............................16
     (c) Opinion of Counsel for the Underwriters..........................16
     (d) Officers' Certificate............................................16
     (e) Accountant's Comfort Letter......................................17
     (f) Bring-down Comfort Letter........................................17
     (g) Maintenance of Rating............................................17
     (h) Receipt of Waivers or Commitments................................18
     (j) DTC..............................................................18
     (k) Additional Documents.............................................18
     (l) Termination of Agreement.........................................18

SECTION 6.   Indemnification..............................................18

     (a) Indemnification of the Underwriters..............................18
     (b) Indemnification of the Company, its Directors and
             Officers and the Selling Shareholder.........................19
     (c) Actions against Parties; Notification............................20
     (d) Settlement without Consent if Failure to Reimburse...............20

SECTION 7.   Contribution.................................................21

SECTION 8.   Representations, Warranties and Agreements to Survive
               Delivery...................................................22

SECTION 9.   Termination of Agreement.....................................22

     (a) Termination; General.............................................22
     (b) Liabilities......................................................23

SECTION 10.  Default by One or More of the Underwriters...................23

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                                                                        PAGE

SECTION 11.  Default by the Issuers.......................................24

SECTION 12.  Notices......................................................24

SECTION 13.  Parties......................................................24

SECTION 14.  GOVERNING LAW AND TIME.......................................24

SECTION 15.  Effect of Headings...........................................25

SCHEDULES
      Schedule A - List of Underwriters..............................Sch A-1
      Schedule B - List of Subsidiaries..............................Sch B-1
      Schedule C - Pricing Information...............................Sch C-1
      Schedule D - Guarantors........................................Sch D-1
EXHIBITS
      Exhibit A - Form of Opinion of Company's Counsel...................A-1
      Exhibit B - Form of Opinion of Phelps Dunbar LLP:
                       Mississippi.......................................B-1
      Exhibit C - Form of Opinion of Phelps Dunbar LLP:  Louisiana.......C-1
      Exhibit D - Form of Opinion of Bowles Rice McDavid Graffe &
                       Love PLLC:  West Virginia.........................D-1
      Exhibit E - Form of Opinion of Riker, Danzig, Scherer,
                       Hyland & Perretti LLP:  New Jersey................E-1
      Exhibit F - Form of Opinion of Blake, Cassels & Graydon LLP:
                       Canada............................................F-1
      Exhibit G - Form of Opinion of Schnader Harrison Segal &
                       Lewis LLP: Pennslyvania...........................G-1

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                           PENN NATIONAL GAMING, INC.
                          (a Pennsylvania corporation)
                                  $175,000,000
                    8 7/8% Senior Subordinated Notes due 2010

                               PURCHASE AGREEMENT


                                                               February 21, 2002

BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
 CIBC WORLD MARKETS CORP.
  c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Four World Financial Center
250 Vesey Street
New York, New York  10080

Ladies and Gentlemen:

            Penn National Gaming, Inc., a Pennsylvania corporation (the "COMPANY"), confirms its agreement with Bear, Stearns & Co. Inc. ("Bear Stearns"), Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and CIBC World Markets Corp. ("CIBC") (collectively, the "UNDERWRITERS," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in SCHEDULE A hereto of $175,000,000 aggregate principal amount of the Company's 8 7/8% Senior Subordinated Notes due 2010 (the "NOTES" and, together with the Guarantees (as defined below), the "SECURITIES"). The Securities are to be issued pursuant to an indenture to be dated as of February 28, 2002 (the "INDENTURE") among the Company, the Guarantors (as defined below) and State Street Bank and Trust Company, as trustee (the "TRUSTEE"). The Company's obligations under the Notes will be unconditionally guaranteed (the "GUARANTEES") on a senior subordinated basis by the guarantors listed on SCHEDULE D hereto (collectively, the "GUARANTORS" and, together with the Company, the "ISSUERS"). The Securities will be issued in book-entry form to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)), among the Issuers, the Trustee and DTC.

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                                      -2-


            The Issuers understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

            The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-63780) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 ACT"), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "REGISTRATION STATEMENT." The term "EFFECTIVE DATE" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term "BASE PROSPECTUS" shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. "PRELIMINARY PROSPECTUS" means the preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus; the term "Prospectus" means the prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus. Any registration statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement.

            Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

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                                      -3-


            SECTION 1. REPRESENTATIONS AND WARRANTIES.

            (a) REPRESENTATIONS AND WARRANTIES BY THE ISSUERS. The Issuers represent and warrant to each Underwriter as of the date hereof and agrees with each Underwriter, as follows:

             (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities, one or more amendments to such Registration Statement may have been so filed, and the Company may have used a Preliminary Prospectus. Such Registration Statement, as so amended, has become effective. Although the Base Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 ACT REGULATIONS") to be included in the Prospectus, the Base prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Underwriters prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. The Company may also file a Rule 462(b) Registration Statement with the Commission for the purpose or registering certain additional Securities, which registration shall be effective upon filing with the Commission.

            The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission, it (x) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (y) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (I) complied as to form or will comply in all material respects with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the "1934 ACT REGULATIONS") and (II) did not or

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                                      -4-


      will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing the Prospectus or such amendment or supplement to the Prospectus was or is declared effective) and at the Closing Time, the Prospectus, as amended or supplemented at any such time, (A) complied as to form or will comply in all material respects with the requirements of, the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter specifically for use therein.

            If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company will give irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the 1933 Act, or the Commission has received payment of such filing fee.

            The Company has not distributed and, prior to the later of (x) the Closing Time and (y) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering of the Securities pursuant to this Agreement other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

            (ii) INCORPORATED DOCUMENTS. Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in either the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) complied or will comply when so filed in all material respects with the 1934 Act and the 1934 Act Regulations.

           (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

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                                      -5-


            (iv) FINANCIAL STATEMENTS. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

             (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

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                                      -6-


           (vii) GOOD STANDING OF SUBSIDIARIES. Each "SIGNIFICANT SUBSIDIARY" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Schedule B of this Agreement.

          (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Issuers.

            (x) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by each of the Issuers and, when executed and delivered by each of the Issuers and the Trustee, will constitute valid and binding agreements of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a pro-

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                                      -7-


      ceeding in equity or at law). At the Closing Time, the Indenture will be qualified under the United States Trust Indenture Act of 1939, as amended (the "1939 ACT"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

            (xi) AUTHORIZATION OF THE NOTES AND GUARANTEES. (A) The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

            (B) The Guarantees have been duly and validly authorized by the Guarantors and, when the Notes are issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

           (xii) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus.

          (xiii) ABSENCE OF DEFAULTS AND CONFLICTS. None of the Issuers nor any of their subsidiaries is in violation of its charter, by-laws or limited liability company agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any Issuer or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Issuers or any of

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                                      -8-


      their subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Issuers with their obligations under this Agreement has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the any Issuer or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or limited liability company agreement, as the case may be, of any Issuer or their subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over any Issuer or any of their subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Issuer or any of their subsidiaries.

           (xiv) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Issuers, is imminent, and the Issuers are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (xv) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body now pending, or, to the knowledge of the Issuers, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Issuers of their obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their re-spective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

           (xvi) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xvii) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

         (xviii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuers of their obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws.

           (xix) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses possessed by the Company and its Subsidiaries are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the fail-ure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xx) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

           (xxi) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
      517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "CUBA ACT") or is exempt therefrom.

          (xxii) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

         (xxiii) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, published policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (in-cluding, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Issuers' knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Issuers' knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxiv) REGISTRATION. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except as disclosed in the Registration Statement.

            (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            SECTION 2.     SALE AND DELIVERY TO THE UNDERWRITERS;
                           CLOSING.

            (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuers, at the price set forth in SCHEDULE B, the number of Securities set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

            (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 or at such other place as shall be agreed upon by Bear Stearns and the Company, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "CLOSING TIME").

            Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Bear Stearns, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

            (c) DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

            SECTION 3. COVENANTS OF THE ISSUERS. The Issuers covenant with each Underwriter as follows:

            (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Issuers, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify Bear Stearns immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuers will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) FILING OF AMENDMENTS. The Issuers will give Bear Stearns notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish Bear Stearns with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Bear Stearns or counsel for the Underwriters shall reasonably object.

            (c) DELIVERY OF REGISTRATION STATEMENTS. The Issuers have furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) DELIVERY OF PROSPECTUS. The Issuers have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuers hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Issuers will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Issuers will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regula-tions, the Issuers will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Issuers will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) BLUE SKY QUALIFICATIONS. The Issuers will use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Bear Stearns may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; PROVIDED, HOWEVER, that the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Issuers will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (g) RULE 158. The Issuers will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

            (i) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

            (j) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear Stearns and Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

            (k) REPORTING REQUIREMENTS. The Issuers, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods and rules and regulations of the Commission thereunder.

            SECTION 4. PAYMENT OF EXPENSES.

            (a) EXPENSES. The Company will pay all expenses incident to its performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale and the issuance or delivery of the Securities by the Company to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendment or supplement thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, the review by the NASD of the terms of the sale of the Securities.

            (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

            SECTION 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

            (a) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS SUPPLEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities shall have been filed with the Commission in accordance with Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the regulations promulgated under the 1933 Act and in accordance with Section 3(a) hereof.

            (b) OPINION OF COUNSEL FOR THE COMPANY. At the Closing Time, the Underwriters shall have received the favorable opinions, dated as of the Closing Time, of (i) Morgan, Lewis & Bockius LLP, counsel for the Company,
      (ii) Phelps Dunbar LLP, Mississippi local counsel for the Company, (iii) Phelps Dunbar LLP, Louisiana local counsel for the Company, (iv) Bowles Rice McDavid Graff & Love PLLC, West Virginia local counsel for the Company, (v) Riker, Danzig, Scherer Hyland & Perretti LLP, New Jersey local counsel for the Company, (vi) Blake, Cassels & Graydon LLP, Canadian Counsel for the Company and (vii) Schnader Harrison Segal & Lewis LLP, Pennsylvania Racing counsel for the Company, all in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in EXHIBITS A, B, C, D, E, F AND G, respectively, hereto and to such further effect as counsel for the Underwriters may reasonably request.

            (c) OPINION OF COUNSEL FOR THE UNDERWRITERS. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (d) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Company, signed by the Chief Executive Officer of the Company and by the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
      (ii) the representations and warranties in Section 1(a) hereof that are qualified by materiality are true and correct and all other representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Issuers have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) to their knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

            (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriters shall have received from BDO Seidman and Arthur Andersen LLP, letters dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (f) BRING-DOWN COMFORT LETTER. At the Closing Time, the Underwriters shall have received from BDO Seidman, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

            (g) MAINTENANCE OF RATING. At the Closing Time, the Securities shall be rated at least B3 by Moody's Investor's Service Inc. and B- by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities.

            (h) RECEIPT OF WAIVERS OR COMMITMENTS. At or before the Closing Time, the Company shall have received and provided to the Underwriters copies thereof (i) all necessary waivers and/or amendments to the Company's existing senior secured credit facility (the "Credit Facility") to permit the issuance by the Company of the Notes or (ii) evidence of the retirement of the Credit Facility and an executed credit agreement providing for a $75.0 million revolving credit facility to the Company.

            (i) DTC. At the Closing Time, the Securities shall be eligible for clearance and settlement through DTC.

            (j) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            (k) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

            SECTION 6. INDEMNIFICATION.

            (a) INDEMNIFICATION OF THE UNDERWRITERS. Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue state-ment or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Bear Stearns), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, HOWEVER, that the Issuers shall not be liable to any indemnified party with respect to any preliminary prospectus (or supplement thereto) if the Prospectus corrected any such untrue statement or omission, was delivered to such indemnified party and such indemnified party failed to furnish a copy of the Prospectus at or prior to the written confirmation of the sale of Securities to the applicable purchaser.

            (b) INDEMNIFICATION OF THE ISSUERS AND THEIR DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Issuers, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls each Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel for the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel for the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel for the indemnifying party shall not (except with the consent of the indemnified party) also be counsel for the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses the indemnified party in accordance with such request to the extent it consider such request to be reasonable and (ii) provides written notice to the indemnified party which fully explains the indemnifying party's belief that any unpaid balance of such request is unreasonable, in each case prior to the date of such settlement.

            SECTION 7. CONTRIBUTION. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Issuers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

            The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Issuers and each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls any Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the such Issuer. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

            SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Underwriters.

            SECTION 9. TERMINATION OF AGREEMENT.

            (a) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak or escalation of hostilities, acts of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Ex-change, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

            (b) LIABILITIES. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

            SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

            SECTION 11. DEFAULT BY THE ISSUERS. If the Issuers shall fail at the Closing Time to sell the number of Securities that they are obligated to sell hereunder, then this agreement shall terminate without any liability on the part of any non-defaulting party; PROVIDED, HOWEVER, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Issuers from liability, if any, in respect of such default.

            SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Bear, Stearns & Co. Inc., at 245 Park Avenue, New York, New York 10167, attention of High Yield Capital Markets and to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Todd Bernick and notices to the Issuers shall be directed to it at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, facsimile no. (610) 376-2842, attention of Joseph A. Lashinger, Jr., with a copy to Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania, 19103, facsimile no. (215) 963-5299, attention of Steven M. Goodman.

            SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

            SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Issuers in accordance with its terms.

                                    Very truly yours,

                                    PENN NATIONAL GAMING, INC.


                                    By:______________________________
                                    Name:
                                    Title:

                                    THE DOWNS RACING, INC.


                                    By:_______________________________
                                    Name:  Joseph A. Lashinger, Jr.
                                    Title: Secretary and Treasurer

                                    WILKES BARRE DOWNS, INC.


                                    By:________________________________
                                    Name:  Robert E. Abraham
                                    Title: President, Secretary and Treasurer

                                    ALL OTHER GUARANTORS, LISTED ON SCHEDULE D
                                    HERETO

                                    By:______________________________
                                    Name:  Robert S. Ippolito
                                    Title: Secretary and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CIBC WORLD MARKETS CORP.


By:  BEAR, STEARNS & CO. INC.


By:________________________________________
      Name:   Lawrence B. Aletto
      Title:  Senior Managing Director

                                    SCHEDULE A


                                                                Aggregate
                                                             Principal Amount
Name of Underwriter                                           of Securities
-------------------                                          ----------------

Bear, Stearns & Co. Inc...............................       $ 58,334,000

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..............................       $ 58,334,000

CIBC World Markets Corp...............................       $ 58,332,000
                                                             ------------

Total.................................................       $175,000,000




                                  Schedule A-1

                                   SCHEDULE B

Subsidiaries of Penn National Gaming, Inc.:


                                               STATE OF
                                               ORGANIZATION
NAME                                           OR INCORPORATION
----                                           ----------------

Penn National Holding Company                  Delaware
CRC Holdings, Inc.                             Florida
Penn National Gaming of West Virginia, Inc.    West Virginia
PNGI Pocono, Inc.                              Delaware
Penn National GSFR, Inc.                       Delaware
Louisiana Casino Cruises, Inc.                 Louisiana
BSL, Inc.                                      Mississippi
BTN, Inc                                       Mississippi
The Downs Racing, Inc.                         Pennsylvania
CHC Casinos Canada Limited                     Nova Scotia
Mountainview Thoroughbred Racing Association   Pennsylvania
Pennsylvania National Turf Club, Inc.          Pennsylvania





                                  Schedule B-1

                                   SCHEDULE C


                           PENN NATIONAL GAMING, INC.

                                  $175,000,000

                    8 7/8% Senior Subordinated Notes due 2010


            1. The initial public offering price of the Securities shall be 99.287% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

            2. The purchase price to be paid by the Underwriters for the Securities shall be 97.75% of the principal amount.




                                   Schedule C-1

                                   SCHEDULE D


                                   GUARANTORS

BACKSIDE, INC.
BSL, INC.
BTN, INC.
CHC CASINOS CORP.
CRC HOLDINGS, INC.
THE DOWNS RACING, INC.
EBETUSA.COM, INC.
LOUISIANA CASINO CRUISES, INC.
MILL CREEK LAND, INC.
MOUNTAINVIEW THOROUGHBRED
   RACING ASSOCIATION
NORTHEAST CONCESSIONS, INC.
PENN NATIONAL GAMING OF WEST
   VIRGINIA, INC.
PENN NATIONAL GSFR, INC.
PENN NATIONAL HOLDING COMPANY
PENN NATIONAL SPEEDWAY, INC.
PENNSYLVANIA NATIONAL TURF
   CLUB, INC.
PNGI CHARLES TOWN FOOD &
   BEVERAGE LIMITED LIABILITY
   COMPANY
PNGI CHARLES TOWN GAMING
   LIMITED LIABILITY COMPANY
PNGI POCONO, INC.
STERLING AVIATION INC.
TENNESSEE DOWNS, INC.
WILKES BARRE DOWNS, INC.


                                  Schedule D-1

                                                                       EXHIBIT A

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


            (i) The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

            (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

            (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Mississippi.

            (iv) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization."

            (v) The issuance of the Notes is not subject to the preemptive or, to our knowledge, other similar rights of any securityholder of the Company.

            (vi) Each of Backside, Inc., a Pennsylvania corporation, CHC Casinos Corp., a Florida corporation, CRC Holdings, Inc., a Florida corporation, The Downs Racing, Inc., a Pennsylvania corporation, eBetUSA.com, Inc., a Delaware corporation, Mill Creek Land, Inc., a Pennsylvania corporation, Mountainview Thoroughbred Racing Association, a Pennsylvania corporation, Northeast Concessions, Inc, a Pennsylvania corporation, Penn National GSFR, Inc., a Delaware corporation, Penn National Holding Company, a Delaware corporation, Penn National Speedway, Inc., a Pennsylvania corporation, Pennsylvania National Turf Club, Inc., a Pennsylvania corporation, PNGI Pocono, Inc., a Delaware corporation, Sterling Aviation Inc., a Delaware corporation and Wilkes Barre Downs, Inc., a Pennsylvania corporation, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; to the best of our knowledge, all of the issued and outstanding equity interests of each Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as otherwise disclosed in the Registration Statement.

            (vii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting credi-tors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (viii) The Notes have been duly authorized, executed and delivered by the Company and authenticated by the Trustee and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (ix) The Guarantees have been duly authorized, executed, and delivered by each of the Guarantors and constitute valid and binding obligations of each of the Guarantors enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (x) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

            (xi) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued , and no proceedings for that purpose are pending or threatened by the Commission.

            (xii) The Registration Statement and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

            (xiii) To the best of our knowledge and except as disclosed in the Registration Statement, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company or the Guarantors of their respective obligations thereunder.

            (xiv) The descriptions of the Indenture, the Notes and the Guarantees contained in the Prospectus conform in all material respects to the respective underlying documents.

            (xv) The information in the Prospectus under "Description of Capital Stock -- Common Stock," and "Description of Capital Stock -- Preferred Stock" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's articles of incorporation and bylaws, legal proceedings or legal conclusions, fairly summarize the matters described therein.

            (xvi) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

            (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations and under the 1939 Act and the regulations thereunder, which have been obtained, as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion, or under gaming and racing laws and regulations, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

            (xviii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement (including the issuance and sale of the Securities) and compliance by the Company and the Guarantors with their respective obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances, if any, that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary identified in paragraph (vi) above, or any applicable New York, Pennsylvania or federal law, statute, rule or regulation (other than gaming and racing laws, statutes, rules or regulations, as to which we express no opinion) or any judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

            (xix) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (xx) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

            We have participated in conferences with officers and other representatives of the Company, the independent auditors of the Company, the Underwriters and counsel to the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. Based on our participation in the above-referenced conferences and our review of the Registration Statement and Prospectus, we advise you that nothing has come to our attention that caused us to believe that at the time the Registration Statement became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act), the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of its date and the date hereof, the Prospectus contained or contains, as the case may be, an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in each such case we express no belief or statement with respect to the financial statements, related notes and schedules, the pro forma financial information, or the other financial, numerical or statistical data found in or derivable from the internal accounting, financial or other records of the Company and its subsidiaries set forth or referred to in the Prospectus).

            In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials and as to Guarantors organized under the laws of jurisdictions other than Delaware, Florida and Pennsylvania may assume that the Purchase Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered pursuant to adequate corporate or company power. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT B

                FORM OF OPINION OF PHELPS DUNBAR LLP: MISSISSIPPI




             (i) BSL has been duly incorporated, and is validly existing as a corporation in good standing under the laws of Mississippi, and has all corporate power and authority necessary to own and operate the Casino Magic - Bay St. Louis gaming establishment;

            (ii) BTN has been duly incorporated, and is validly existing as a corporation in good standing under the laws of Mississippi, and has all corporate power and authority necessary to own and operate the Boomtown - Biloxi gaming establishment;

           (iii) The Relevant Portion of the Prospectus and the Relevant Portions of the Prospectus Supplement, to the extent that such sections deal with Mississippi regulatory matters, are accurate in all material respects;

            (iv) The Company possesses all Mississippi Commission licenses, findings of suitability, registrations and approvals necessary to own, lease and operate the Casino Magic- Bay St. Louis gaming establishment and the Boomtown - Biloxi gaming establishment (the "Mississippi Gaming Licenses");

             (v) All such Mississippi Gaming Licenses are in full force and effect;

            (vi) To the best of our knowledge, the Company is in compliance with the terms and conditions of all such Mississippi Gaming Licenses, except where the failure to comply would not, singly or in the aggregate, have a material adverse effect on the Company;

           (vii) To the best of our knowledge, no event has occurred (including, without limitation, the receipt of any notice from the Mississippi Commission) that allows, or after notice or lapse of time, or both, would allow revocation, modification, suspension or termination of any such Mississippi Gaming License or would result in any other material impairment of the rights of the holder of any such Mississippi Gaming License that, singly or in the aggregate, would result in a material adverse effect on the Company; and

          (viii) To the best of our knowledge, the Mississippi Commission is not considering limiting, suspending or revoking any such Mississippi Gaming License and is not investigating the Company or any of the Subsidiaries, other than ordinary administrative reviews.

                                                                       EXHIBIT C

                 FORM OF OPINION OF PHELPS DUNBAR LLP: LOUISIANA




            (i) LCCI has been duly incorporated, and is validly existing as a corporation in good standing under the laws of Louisiana;

            (ii) The statements in the Relevant Portions of the Prospectus to the extent such sections deal with Louisiana gaming regulatory matters are accurate in all material respects;

            (iii) LCCI possesses the license issued by the Louisiana Gaming Control Board necessary to operate the Casino Rouge, Baton Rouge, Louisiana conducting gaming activities as described in LSA-R.S. 27:65 et seq. (the "Louisiana Gaming License");

            (iv) The Louisiana Gaming License is in full force and effect;

            (v) To the best of our knowledge, LCCI is in compliance with the terms and conditions of the Louisiana Gaming License, except where the failure to comply would not, singly or in the aggregate, have a material adverse effect on LCCI or the Company;

            (vi) To the best of our knowledge, no event has occurred (including, without limitation, the receipt of any notice from any regulatory entity) that allows, or after notice or lapse of time, or both, or would allow revocation, modification, suspension or termination of the Louisiana Gaming License or would result in any other material impairment of the rights of the holder of the Louisiana Gaming License that, singly or in the aggregate, would result in a material adverse effect on the Company or LCCI; and

            (vii) To the best of our knowledge, the Louisiana Gaming Control Board is not considering limiting, suspending or revoking the Louisiana Gaming License nor investigating the Company or LCCI, other than ordinary routine administrative investigations and reviews which singly or in the aggregate, would result in a material adverse effect on the Company or LCCI or any ordinary review of the transactions contemplated in the Prospectus.



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

                                                                       EXHIBIT D

           FORM OF OPINION OF BOWLES RICE MCDAVID GRAFFE & LOVE PLLC:
                                 WEST VIRGINIA




            (i) Penn-WV has been duly incorporated and is validly existing as a corporation in good standing under the laws of West Virginia, and has all corporate power and authority necessary to own or hold its properties in West Virginia and conduct the businesses in which it is engaged in West Virginia;

            (ii) Each of Charles Town and Charles Town Food & Beverage has been duly formed and is validly existing as a limited liability company under the laws of West Virginia, and has all limited liability company power and authority necessary to own or hold its properties in West Virginia and conduct the businesses in which it is engaged in West Virginia;

            (iii) The statements in the Prospectus Supplement dated February 21, 2002 under the caption "Risk Factors", to the extent such section deals with West Virginia regulatory matters, and insofar as such statements as a whole constitute a summary of the legal matters, documents and proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

            (iv) Each of Charles Town and Charles Town Food & Beverage possesses, has obtained and caused to be issued to it all West Virginia Government Licenses and has made all required filings with West Virginia regulatory bodies necessary to own, lease and operate its properties in West Virginia and to conduct the businesses now operated in the State of West Virginia and all such West Virginia Governmental Licenses are in full force and effect;

            (v) To the knowledge of such counsel, upon reasonable inquiry, Charles Town and Charles Town Food & Beverage are in compliance with the terms and conditions of all required West Virginia Governmental Licenses, except where the failure to comply could not, singly or in the aggregate, have a Material Adverse Effect on Charles Town or Charles Town Food & Beverage;

            (vi) To the knowledge of such counsel, upon reasonable inquiry, no event has occurred (including, without limitation, the receipt of any notice from any West Virginia regulatory body) which allows, or after notice or lapse of time, or both, would allow revocation, modification, suspension or termination of any West Virginia Governmental License or would result in any other material impairment of the rights of the holder of any such West Virginia Governmental License which, singly or in the aggre-gate, would result in a Material Adverse Effect on Charles Town and Charles Town Food & Beverage; and

           (vii) To the knowledge of such counsel, upon reasonable inquiry, no regulatory body is considering limiting, suspending or revoking any West Virginia Government License or is investigating the Company or any of Penn-WV, Charles Town and/or Charles Town Food & Beverage, other than ordinary administrative reviews or any ordinary review of the transactions contemplated hereby.

                                                                       EXHIBIT E

        FORM OF OPINION OF RIKER, DANZIG, SCHERER, HYLAND & PERRETTI LLP:
                                   NEW JERSEY




            (i) Each of GS Park Services, L.P., FR Park Services, L.P., GS Park Racing, L.P. and FR Park Racing, L.P. (the "Limited Partnerships") is a limited partnership, and is in good standing as a limited partnership under the laws of the State of New Jersey. The foregoing is based solely on the certificates of the New Jersey Department of the Treasury, Division of Commercial Recording annexed hereto as Schedule I and is as of the dates set forth in such certificates.

            (ii) On January 19, 1999, we filed a petition before the Racing Commission for approval of the Company's acquisition of an interest in Freehold Raceway and the lease of Garden State Park pursuant to the Joint Venture Agreement dated October 30, 1998, (the "Joint Venture Agreement"), as amended by the First Amendment to the Joint Venture Agreement dated January 28, 1999, by, between and among the Company and Greenwood New Jersey, Inc., a New Jersey corporation, and its assignees FR Park Racing, L.P., GS Park Racing, L.P.; FR Park Services, L.P.; and GS Park Services, L.P.; each a New Jersey limited partnership. By Order dated May 20, 1999, the Racing Commission approved (the "Approval"): (a) the acquisition by the Company of 50% of the shares of Pennwood Racing, Inc. ("Pennwood"), the .1% general partner of permitholder GS Park Racing, L.P. (thoroughbred and harness permits) and permitholder FR Park Racing, L.P. (two harness permits); and the .1% general partner of GS Park Services, L.P. and FR Park Services, L.P.; and (b) the Company's acquisition of a 49.95% limited partnership in the Limited Partnerships.

           (iii) The Approval obtained by the Company is subject to five (5) conditions, one of which incorporates any and all previously imposed conditions upon the Limited Partnerships, their affiliates or related persons, which include eight (8) conditions of the previous Commission Order dated December 17, 1998 and superseded by the Commission Order dated March 19, 1999. The Racing Commission later removed certain conditions imposed on the Limited Partnerships by order dated May 11, 2000. The Orders of the Racing Commission are set forth on Schedule II and attached hereto. Based solely upon confirmation by Michael Vukcevich of the Racing Commission and no further investigation, the Approval is in full force and effect and has not been adversely modified or amended by the Racing Commission as of the date hereof nor has the Approval been appealed to the New Jersey Appellate Division. Garden State Park was sold in 2001 and racing operations ceased on May 29, 2001. In sole reliance upon conversations with Michael Vukcevich, and to the best of our actual knowledge, FR Park Racing, L.P. has not failed to make all of the requisite filings and secure approv-als of the New Jersey regulatory entities necessary to maintain race track operations at Freehold Raceway. In sole reliance upon conversations with Michael Vukcevich, and to the best of our actual knowledge, GR Park Racing, L.P. has not failed to make all of the requisite filings and secure approvals of the New Jersey regulatory entities necessary to maintain race track operations at Garden State Park prior to the cessation of race track operations on May 29, 2001.

            (iv) The Approval obtained by the Company indicates that the Racing Commission conducted an investigation into the qualifications of the Company and its affiliates. The Racing Commission was advised on March 12, 1999 that upon completion of the proposed acquisition by the Company of an interest in the four limited partnerships, the Company would transfer its interest to its holding company, Penn National Holding, Inc., which would own 50 percent of the interest in Pennwood. The Racing Commission was advised that Penn National Holding, Inc. is a Delaware holding company that is wholly owned by the Company. In addition, the Racing Commission was advised that the Company would form a Delaware "C" corporation known as Penn National GSFR, Inc. to maintain the 49.95 percent limited partnership interest in FR Park Racing, L.P. and GS Park Racing, L.P. The Racing Commission was advised that this new corporation would be wholly owned by Penn National Holding, Inc. The Racing Commission was also apprised that the Company's 49.95 percent interest in the service companies, FR Park Services, L.P. and GS Park Services, L.P., would be held by Pennsylvania National Turf Club, Inc., a Pennsylvania corporation wholly owned by the Company. A copy of our March 12, 1999 letter to the Racing Commission is set forth as Schedule III and attached hereto.

             (v) On August 30, 1999, the Company filed an application as a holding company affiliated with GS Park Racing, L.P. and FR Park Racing, L.P. in connection with a non-gaming casino service industry license with the New Jersey Casino Control Commission in order to conduct simulcasting into the New Jersey casinos. That application is pending before the Casino Control Commission. In the interim, Freehold Raceway and Garden State Park were authorized to conduct simulcasting into the New Jersey casinos pursuant to an order of the Casino Control Commission issued on December 16, 1998. The Order of the Casino Control Commission is set forth on
      Schedule IV and attached hereto. Simulcasting at Garden State Park ceased on May 29, 2001.

            (vi) In sole reliance upon conversations with Michael Vukcevich, and to the best of our actual knowledge, the Company is in compliance with the terms and conditions of the Approval referred to in paragraph (ii) above, except where the failure to comply would not, singly or in the aggregate, have a material adverse effect on the Company.

           (vii) In sole reliance upon conversations with Michael Vukcevich, and to the best of our actual knowledge, and, except as set forth in Paragraph 7 below, no event has occurred (including, without limitation, the receipt of any notice from any regulatory entity) which allows, or after notice or lapse of time, or both, would allow revocation, modification, suspension or termination of the Approval referred to in paragraph (ii) above or would result in any other material impairment of the rights of the holder of the Approval referred to in paragraph (ii) above which, singly or in the aggregate, would result in a material adverse effect on the Company.

          (viii) Except as set forth herein, in sole reliance upon conversations with Michael Vukcevich, and to the best of our actual knowledge, no regulatory entity in the State of New Jersey is considering, as of the date of this letter, limiting, suspending or revoking the Approval referred to in paragraph (ii) above. We have been advised by the Racing Commission that it recently has conducted an investigation of the phone/internet wagering account practices of one of the Company's affiliates, eBetUSA.com, Inc. ("eBet"). The investigators allege that eBet does not act with due diligence in verifying all account information given them by prospective customers. eBet has been fully cooperative and is in the process of resolving this matter with the Racing Commission.

                                                                       EXHIBIT F

             FORM OF OPINION OF BLAKE, CASSELS & GRAYDON LLP: CANADA




             (i) No consents or approvals are required and no authorizations or approvals of, and no filings with, any Canadian governmental or regulatory authority or agency or other similar entity having jurisdiction are necessary for the issuance and sale of the Notes by the Corporation; and

            (ii) The issuance and sale of Notes by the Corporation will not result in the revocation or suspension of CHC Casinos' registration with the Alcohol and Gaming Commission of Ontario under the GAMING CONTROL ACT.

                                                                       EXHIBIT G

             FORM OF OPINION OF SCHNADER HARRISON SEGAL & LEWIS LLP:
                                  PENNSLYVANIA


             (i) Mountainview Thoroughbred Racing Association and Pennsylvania National Turf Club, Inc. each holds a valid and existing license under the Act to conduct thoroughbred horse racing with pari-mutuel wagering at Penn National Race Track (the "Penn National Licenses") and The Downs Racing, Inc. holds a valid and existing license under the Act to conduct harness racing with pari-mutuel wagering at Pocono Downs Race Track (the "Pocono Downs License"). To our knowledge, neither of the Commissions is considering modifying, suspending, revoking or not granting renewal of any of the Penn National Licenses or the Pocono Downs License, and to our knowledge, neither of the Commissions nor any other governmental agency is investigating PNGI or any of the Subsidiaries or related parties or any director or executive officer of PNGI or any of the Subsidiaries with respect to their Pennsylvania Racing Activities, other than taking ordinary course administrative actions; and to our knowledge, no change in any Pennsylvania laws or regulations has been introduced and is pending which if adopted, could reasonably be expected to materially limit the Pennsylvania Racing Activities currently conducted by the Subsidiaries, or which, individually or in the aggregate with all such changes, would have a material adverse effect on PNGI and the Subsidiaries taken as a whole. To our knowledge, the Subsidiaries are the only direct or indirect subsidiaries of PNGI who conduct Racing Activities in or from the Commonwealth of Pennsylvania and over whom the Commissions have regulatory jurisdiction.

            (ii) The Horse Racing Commission approved six non-primary locations in the Commonwealth of Pennsylvania at which PNGI (or a Subsidiary thereof) is authorized to conduct pari-mutuel wagering. The Harness Commission approved five non-primary locations in the Commonwealth of Pennsylvania at which The Downs Racing, Inc. (or a Subsidiary thereof) is authorized to conduct pari-mutuel wagering. To our knowledge (i) such approvals are in full force and effect, and (ii) no action has been taken or threatened in writing by the Horse Racing Commission or the Harness Commission to modify, revoke or suspend any of the Penn National Licenses or the Pocono Downs License, or to disallow PNGI or a Subsidiary which is a licensed corporation from continuing to operate their respective race tracks and non-primary locations substantially in the manner as they have been operated during the past two years (or during such shorter period as they have actually been operated).

            (iii) No order, consent, approval, license, authorization, or validation of, or prefiling, recording, or registration with, or exemption by, the Horse Racing Commission or the Harness Commission ("Commission Action") is required pursuant to the

      Act or the Regulations to authorize, or is required in connection with the execution, delivery, and performance of the Purchase Agreement Documents by PNGI. The legality, validity and binding effect of the Purchase Agreement Documents does not depend upon any further Commission Action. The Commissions have requested that a copy of the Purchase Agreement be filed with the Commissions after the Closing.

            (iv) Neither the execution, delivery, nor performance by PNGI or any of the Subsidiaries of any of the Purchase Agreement Documents to which it is a party, nor compliance by it with the terms and provisions thereof will contravene any provision of the Act, the Regulations or of any of the Penn National Licenses or the Pocono Downs License. Ownership of the capital stock of the entities holding the Penn National Licenses or the Pocono Downs License does not violate Section 205 of the Act.

            (v) The Underwriters are not required to be licensed or approved by the Harness Commission or the Horse Racing Commission as a result of the execution and performance of the Purchase Agreement.

            (vi) To our knowledge, neither PNGI nor any of its Subsidiaries is in material breach of the Act or the Regulations.





                                      G-2